Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2010

•   Improve reliability

•   Improve safety and human performance

•   Deliver on budget, on plan, and on purpose

•   Drive customer satisfaction

•   Champion effective regulatory and legislative policies

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Fourth Quarter and Year-to-Date, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)

	2010	2009	2010	2009	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$277	$304	$0.70	$0.80	$1,331	$1,223	$3.42	$3.21
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	-	-	-	-	(45)	-	(0.12)	-
Federal healthcare law (4)	-	-	-	-	(19)	-	(0.05)	-
San Bruno accident(5)	(27)	-	(0.07)	-	(168)	-	(0.43)	-
Tax refund (6)	-	-	-	-	-	66	-	0.18
Recovery of hydro divestiture costs (7)	-	-	-	-	-	28	-	0.07
Accelerated work on gas system (8)	-	(27)	-	(0.08)	-	(59)	-	(0.16)
Severance costs (9)	-	(4)	-	(0.01)	-	(38)	-	(0.10)
PG&E Corporation Earnings on a GAAP basis	$250	$273	$0.63	$0.71	$1,099	$1,220	$2.82	$3.20

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the twelve months ended December 31, 2010, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility) contributed $45 million to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the twelve months ended December 31, 2010, the Utility recorded a charge of $19 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and twelve months ended December 31, 2010, the Utility recorded charges of $27 million and $168 million, after-tax, for the San Bruno accident. These charges primarily included a provision for estimated third-party claims for personal injury and property damage claims, and other damage claims, as well as, costs incurred to provide immediate support to the San Bruno community, re-inspect the Utility's natural gas transmission lines, and to perform other activities following the accident.

6.	For the twelve months ended December 31, 2009, PG&E Corporation recognized $66 million for the interest benefit of a tax settlement.

7.
For the twelve months ended December 31, 2009, the Utility recognized income of $28 million, after-tax, for the recovery of costs previously incurred in connection with its hydroelectric generation facilities.

8.
For the three and twelve months ended December 31, 2009, the Utility incurred $27 million and $59 million, respectively, after-tax, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

9.
For the three and twelve months ended December 31, 2009, the Utility accrued $4 million and $38 million, after-tax, respectively, of severance costs related to the elimination of approximately 2% of its workforce.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2010 vs. 2009
(in millions)

	Three months ended December 31,		Twelve months ended December 31,

	Earnings		Earnings
	2010	2009	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$277	$294	$1,339	$1,239
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	-	-	(45)	-
Federal healthcare law (4)	-	-	(19)	-
San Bruno accident (5)	(27)	-	(168)	-
Tax refund (6)	-	-	-	66
Recovery of hydro divestiture costs (7)	-	-	-	28
Accelerated work on gas system (8)	-	(27)	-	(59)
Severance costs (9)	-	(4)	-	(38)
Pacific Gas and Electric Company Earnings on a GAAP basis	$250	$263	$1,107	$1,236

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Stock as reported in accordance with GAAP.

3.	For the twelve months ended December 31, 2010, the Utility contributed $45 million to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the twelve months ended December 31, 2010, the Utility recorded a charge of $19 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and twelve months ended December 31, 2010, the Utility recorded charges of $27 million and $168 million, after-tax, for the San Bruno accident. These charges primarily included a provision for estimated third-party claims for personal injury and property damage claims, and other damage claims, as well as, costs incurred to provide immediate support to the San Bruno community, re-inspect the Utility's natural gas transmission lines, and to perform other activities following the accident.

6.	For the twelve months ended December 31, 2009 the Utility recognized $66 million for the interest benefit of a tax settlement.

7.	For the twelve months ended December 31, 2009, the Utility recognized $28 million, after-tax, for the recovery of costs previously incurred in connection with its hydroelectric generation facilities.

8.
For the three and twelve months ended December 31, 2009, the Utility incurred $27 million and $59 million, respectively, after-tax, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

9.
For the three and twelve months ended December 31, 2009, the Utility accrued $4 million and $38 million, after-tax, respectively, of severance costs related to the reduction of approximately 2% of its workforce.

Table 4: Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter and Year-to-Date, 2010 vs. 2009
($/Share, Diluted)

Q4 2009 EPS from Operations (1)	$0.80
Increase in rate base revenues	0.06
Disability expense	0.01

SmartMeter TM	(0.05)
Nuclear refueling outage	(0.03)
Storm and outage expenses	(0.01)
Severance costs	(0.01)
Energy efficiency incentive revenues	(0.01)
Increase in shares outstanding	(0.02)
Miscellaneous items	(0.04)
Q4 2010 EPS from Operations (1)	$0.70

2009 YTD EPS from Operations (1)	$3.21
Increase in rate base revenues	0.23
Nuclear refueling outage	0.05
Disability expense	0.03
Uncollectibles expenses, net	0.02
Severance costs	0.01
Miscellaneous items	0.04

SmartMeter TM	(0.05)
Storm and outage expenses	(0.04)
Energy efficiency incentive revenues	(0.01)
Increase in shares outstanding	(0.07)
2010 YTD EPS from Operations (1)	$3.42

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.

Table 5: PG&E Corporation Share Statistics
Year-to-Date 2010 vs. Year-to-Date 2009
(shares in millions, except per share amounts)

	Year-to-Date 2010	Year-to-Date 2009	% Change
Common Stock Data

Book Value per share – end of period (1)	$28.57	$26.68	7.08%

Weighted average common shares outstanding, basic	382	368	3.80%
Employee share-based compensation	2	1	100.00%
Weighted average common shares outstanding, diluted	384	369	4.07%
9.5% Convertible subordinated notes (participating securities) (2)	8	17	(52.94)%
Weighted average common shares outstanding and participating securities, diluted	392	386	1.55%

1.	Common shareholders’ equity per common share outstanding at December 31, 2010.
2.	PG&E Corporation’s 9.5% Convertible Subordinated Notes were converted to common stock between June 23 and June 29, 2010. These notes were no longer outstanding as of December 31, 2010.

Source:    PG&E Corporation’s Consolidated Financial Statements and the Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 6: Operational Performance Metrics
Year-to-Date Actuals 2010 vs. Targets 2010

			2010
		Percentage Weight (1)	YTD Actual	YTD Target

1.	Earnings from Operations (in millions)	50%	$1,331	See note (2)

2.	Customer Satisfaction & Brand Health Index	15%	74.6	77.7

3.	Reliable Energy Delivery Index	15%	0.902	1.000

4.	Safety Index	10%	1.000	1.000

5.	Employee Engagement Premier Survey	5%	69.3%	68.7%

6.	Environmental Leadership Index	5%	1.84	1.00

1.	Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2.	2010 target is not publicly reported but is consistent with publicly disclosed guidance range for 2010 EPS from operations of $3.35 - $3.50.

DEFINITIONS OF 2010 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 2 and 3 above.

The 2010 target for earnings from operations is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2010 EPS from operations of $3.35-$3.50.  For a reconciliation of 2010 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 8.

2.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

3.	Reliable Energy Delivery Index:

The Reliable Energy Delivery Index is a composite of three categories outlined below.  Overall, these metrics provide a balanced view on the number and duration of electric system unplanned interruptions and performance improvement in the resurvey of the gas system.  A higher index score indicates better performance in reliable energy delivery.
1. System Average Interruption Frequency Index (SAIFI) – 35% weight
2. Customer Average Interruption Duration Index (CAIDI) – 35% weight
3. Gas Leak Survey – 30% weight

4.	Safety Index:

The Safety Index is a combination of the Occupational Safety & Health Administration (OSHA) Recordable Rate, which has a 75 percent weighting and the Motor Vehicle Incident (MVI) Rate, which has a 25 percent weighting in the composite.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.  A higher index score indicates better safety performance.

5.	Employee Engagement Survey:

The Employee Engagement Score is derived by averaging the percent favorable responses to 40 survey items. A higher score indicates better performance in employee engagement.

6.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the Notice of Violation (NOV) Rate which is defined as the rate of NOVs per 100 agency inspections.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at company facilities.  A higher index score indicates better performance in environmental leadership.

Table 7: Pacific Gas and Electric Company Operating Statistics
Fourth Quarter and Year-to-Date, 2010 vs. 2009

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Electric Sales (in millions kWh)
Residential	7,705	7,688	30,744	31,234
Commercial	8,424	8,322	32,863	32,958
Industrial	3,813	3,760	14,415	14,806
Agricultural	1,122	1,210	5,071	5,804
BART, public street and highway lighting	239	207	815	826
Other electric utilities	-	-	-	1
Sales from Energy Deliveries	21,303	21,187	83,908	85,629

Total Electric Customers at December 31			5,169,298	5,145,382

Bundled Gas Sales (in millions MCF)
Residential	49	52	195	195
Commercial	14	15	54	58
Total Bundled Gas Sales	63	67	249	253
Transportation Only	141	151	565	569
Total Gas Sales	204	218	814	822

Total Gas Customers at December 31			4,311,343	4,281,169

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	3,690	3,893	18,431	16,265
Hydro (net)	2,568	1,813	10,061	8,806
Fossil	1,079	849	3,682	3,042
Total Utility Generation	7,337	6,555	32,174	28,113
Purchased Power
Qualifying Facilities	2,934	2,990	13,706	14,124
Irrigation Districts	637	451	3,217	2,801
Renewable Resources, excluding QFs	2,252	1,465	8,026	5,744
Other Purchased Power	2,134	2,101	6,381	11,628
CAISO Purchases/Sales, net	4,313	3,522	13,507	8,469
Total Net Purchased Power	12,270	10,529	44,837	42,766

Delivery from DWR	1,023	3,445	4,274	13,244

Delivery to Direct Access Customers	1,796	1,450	6,075	5,643

Other (includes energy loss)	(1,123)	(792)	(3,452)	(4,137)

Total Electric Energy Delivered	21,303	21,187	83,908	85,629

Diablo Canyon Performance
Overall capacity factor (including refuelings)	75%	79%	95%	83%
Refueling outage period	10/2/10-11/13/10	10/3/09-11/10/09	10/2/10-11/13/10	1/24/09-3/24/09 10/3/09- 11/10/09
Refueling outage duration during the period (days)	41.8	37.8	41.8	95.8

Table 8: PG&E Corporation EPS Guidance

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.80

Estimated Items Impacting Comparability (1)
San Bruno accident (2)	(0.71)	(0.30)

Estimated EPS on a GAAP Basis	$2.94	$3.50

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
2.
The estimate includes costs associated with re-inspecting the Utility’s natural gas transmission lines, validating its records, and other activities in connection with the accident, as well as third-party claims for personal injury, property damage and other damages.

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

•
the outcome of pending and future regulatory, legislative, or other proceedings or investigations, including the investigations by the National Transportation Safety Board (“NTSB”) and the CPUC into the cause of the San Bruno accident and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory, the CPUC investigation of the December 24th, 2008 natural gas accident in Rancho Cordova, whether the Utility incurs civil or criminal penalties as a result of these proceedings, whether the Utility is required to incur additional costs for third-party liability claims or to comply with regulatory or legislative mandates which costs the Utility is unable to recover through rates or insurance, and whether the Utility incurs third-party liabilities or other costs in connection with service disruptions that may occur as the Utility complies with regulatory orders to decrease pressure in its natural gas transmission system;

•
reputational harm that PG&E Corporation and the Utility may suffer depending on the outcome of the various investigations, including those by the NTSB and the CPUC, the outcome of civil litigation, and the extent to which civil or criminal proceedings may be pursued by regulatory or governmental agencies;

•
the adequacy and price of electricity and natural gas supplies, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, human errors, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage, or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity (“load”) and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations promulgated by the NRC or environmental agencies with respect to the storage of spent nuclear fuel, security, safety, cooling water intake, or other matters associated with the operations at Diablo Canyon;

•
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
whether the Utility can successfully complete its program to install advanced meters for its electric and natural gas customers, allay customer concerns about the new metering technology, and integrate the new meters with its customer billing and other systems while also implementing the system design changes necessary to accommodate retail electric rates based on dynamic pricing (i.e., electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices) by the CPUC’s due dates;

•
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

•
the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, including those arising from the San Bruno accident, that are not recoverable through insurance, rates, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•
the impact of environmental laws and regulations addressing the reduction of carbon dioxide and other greenhouse gases, water, the remediation of hazardous waste, and other matters, and whether the Utility is able to recover the costs of compliance with such laws, including the cost of emission allowances and offsets that the Utility may incur under federal or state cap and trade regulations;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

•
the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations, such as The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010; and

•	other factors and risks discussed in PG&E Corporation and the Utility’s 2010 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 9: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in allowed rate base	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $12 million

Share count	+/- 1% change in average shares	+/- $0.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share

These general earnings sensitivities that may affect 2011 earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 8.

Table 10: Cash Flow Sources and Uses
Year-to-Date 2010
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2009	$527

Sources of Cash
Cash from operations	3,206
Decrease in restricted cash	66
Net proceeds from issuance of commercial paper	267
Net proceeds from issuance of short-term debt	249
Net proceeds from issuance of long-term debt	1,327
Common stock issued	303
5,418

Uses of Cash
Capital expenditures	3,802
Investments in and proceeds from nuclear decommissioning trust investments, net	51
Short-term debt matured	500
Long-term debt matured or repurchased	95
Energy recovery bonds matured	386
Common stock dividends paid	662
Other	158
5,654

Cash and Cash Equivalents, December 31, 2010	$291

Source:  PG&E Corporation’s Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 11: PG&E Corporation and Pacific Gas and Electric Company’s Consolidated Cash Position
Year-to-Date 2010 vs. Year-to-Date 2009
(in millions)

	2010	2009	Change

Cash Flow from Operating Activities (YTD December 31)
PG&E Corporation	$(30)	$135	$(165)
Pacific Gas and Electric Company	3,236	2,904	332
	$3,206	$3,039	$167

Consolidated Cash Balance (at December 31)
PG&E Corporation	$240	$193	$47
Pacific Gas and Electric Company	51	334	(283)
	$291	$527	$(236)

Consolidated Restricted Cash Balance (at December 31)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	580	646	(66)
	$580	$646	$(66)

1.	Includes $17 million and $13 million of restricted cash classified as Other Noncurrent Assets – Other in 2010 and 2009, respectively.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2010.

   Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
   Year-End 2010 vs. Year-End 2009
   (in millions)

	Balance at December 31,
	2010	2009
PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$-	$247
Less: current portion	-	(247)
Total convertible subordinated notes	-	-
Senior notes, 5.75%, due 2014	350	350
Unamortized discount	(1)	(2)
Total senior notes	349	348
Total PG&E Corporation long-term debt, net of current portion	349	348
Utility
Senior notes:
4.20% due 2011	500	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
3.50% due 2020	800	-
6.05% due 2034	3,000	3,000
5.80% due 2037	950	700
6.35% due 2038	400	400
6.25% due 2039	550	550
5.40% due 2040	800	550
Less: current portion	(500)	-
Unamortized discount, net of premium	(52)	(35)
Total senior notes	9,348	8,565
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates (1), due 2026 (2)	614	614
Series 1996 A, 5.35%, due 2016 (3)	200	200
Series 2004 A-D, 4.75%, due 2023 (3)	345	345
Series 2008 G and F, 3.75% (4), due 2018 and 2026	-	95
Series 2009 A-D, variable rates (5), due 2016 and 2026 (6)	309	309
Series 2010 E, 2.25%, due 2026 (7)	50	-
Less: current portion	(309)	(95)
Total pollution control bonds	1,209	1,468
Total Utility long-term debt, net of current portion	10,557	10,033
Total consolidated long-term debt, net of current portion	$10,906	$10,381

(1) At December 31, 2010, interest rates on these bonds and the related loans ranged from 0.26% to 0.31%.
(2) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on February 26, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains a consent from the issuer to the continuation of the series without a credit facility.

(3) The Utility has obtained credit support from insurance companies for these bonds.
(4) These bonds bore interest at 3.75% per year through September 19, 2010, and were subject to mandatory tender on September 20, 2010. The Utility repurchased these bonds on September 20, 2010.
(5) At December 31, 2010, interest rates on these bonds and the related loans ranged from 0.22% to 0.29%.
(6) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

(7) These bonds bear interest at 2.25% per year through April 1, 2012, are subject to mandatory tender on April 2, 2012, and may be remarketed in a fixed or variable rate mode.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

 Table 13: PG&E Corporation’s and Pacific Gas and Electric Company’s Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of December 31, 2010
 (in millions, except interest rates)

	2011	2012		2013	2014	2015	Thereafter	Total
Long-term debt:
PG&E Corporation
Average fixed interest rate	-	-		-	5.75%	-	-	5.75%
Fixed rate obligations	$-	$-		$-	$350	$-	$-	$350
Utility
Average fixed interest rate	4.20%	2.25%		6.25%	4.80%	-	5.85%	5.67%
Fixed rate obligations	$500	$50	(2)	$400	$1,000	$-	$8,545	$10,495
Variable interest rate as of December 31, 2010	0.27%	0.28%		-	-	-	-	0.28%
Variable rate obligations	$309 (1)	$614	(3)	$-	$-	$-	$-	$923
Less: current portion	(809)	-		-	-	-	-	(809)
Total consolidated long-term debt	$-	$664		$400	$1,350	$-	$8,545	$10,959

(1) These bonds, due from 2016 through 2026, are backed by direct-pay letters of credit that expire on October 29, 2011. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced or the issuer consents to the continuation of these series without a credit facility. Accordingly, the bonds have been classified for repayment purposes in 2011.

(2) These bonds, due in 2026, are subject to mandatory tender on April 2, 2012 and may be remarketed in a fixed or variable rate mode. Accordingly, the bonds have been classified for repayment purposes in 2012.

(3) These bonds, due in 2026, are backed by direct-pay letters of credit that expire on February 26, 2012. The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

	2011	2012	Total
ENERGY RECOVERY BONDS (4):
Utility
Average fixed interest rate	4.59%	4.66%	4.63%
Energy recovery bonds	$404	$423	$827

(4) These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned and consolidated subsidiary of Pacific Gas and Electric Company. The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as "recovery property," to be paid a specified amount from a dedicated rate component to be collected from Pacific Gas and Electric Company’s electricity customers. While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company. The assets, including the recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and the recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 14: Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

Transmission Owner (“TO”) 13 Rate Case
On September 30, 2010, FERC conditionally accepted the proposed TO13 rates and made them effective on March 1, 2011, subject to hearing and refund.  The TO13 rate case requests a retail revenue requirement of $1.026 billion, a $151 million increase over the rates included in the FERC approved settlement for TO12. This increase is largely driven by the Utility’s expectation to invest $765 million in 2010 and $810 million in 2011 in various capital projects, including projects to add additional transmission capacity, expand automation technology, improve overall system reliability and maintenance, and replace equipment at substations.  Settlement discussions have begun and the hearing schedule is on hold while they continue.

ER10-2026-000
2010 Long Term Procurement Plan (“LTPP”)
This is a CPUC proceeding to ensure a reliable and cost-effective electricity supply in California through integration and refinement of a comprehensive set of procurement policies, practices, and procedures underlying long-term procurement plans.

R.10-05-006
Nuclear Relicensing
On January 29, 2010, the Utility filed an application with the CPUC to recover the costs associated with renewal of the Diablo Canyon Power Plant operating licenses for Units 1 and 2 for an additional 20 years to 2044 and 2045.  The application requests authority to recover in rates, starting January 1, 2015, an initial revenue requirement of $21.6 million for costs associated with obtaining the federal and state approvals required to seek license renewal.  On June 23, 2010, a ruling was issued confirming the scope of issues to be addressed in the CPUC proceeding and setting the procedural schedule.   On November 16, 2010, a joint motion for settlement between PG&E, DRA and TURN was filed with the CPUC.  The Alliance for Nuclear Responsibility filed comments opposing the settlement agreement, and the joint parties filed reply comments on December 30, 2010. A final decision is expected in May 2011.

A.10-01-022
2011 General Rate Case (“GRC”)
On October 15, 2010, the Utility and nearly all other intervening parties filed a motion with the CPUC seeking approval of a settlement agreement in the Utility's 2011 GRC to set the amount of base revenues that the Utility may collect in rates to recover costs for the Utility’s gas and electric distribution and electric generation operations for the period 2011 to 2013.  To accommodate settlement discussions, the CPUC suspended the schedule which had previously provided for a final decision in December 2010. On August 6, 2010, the Utility filed a motion requesting that, regardless of when a final CPUC decision is issued, any revenue requirement change be effective on January 1, 2011. In November, the CPUC approved the Utility’s motion. The Utility is awaiting a proposed decision in this proceeding.

A.09-12-020 A.10-03-014
Manzana Wind Project
On December 3, 2009, the Utility requested that the CPUC approve: (1) a purchase and sale agreement to acquire the Manzana wind project from Iberdrola Renewables, Inc. and (2) a project completion agreement under which a subsidiary of Iberdrola would develop and construct the project.  The Utility estimated that it would incur capital costs of approximately $900 million for the project. On December 21, 2010, a CPUC Administrative Law Judge issued a Proposed Decision denying the Utility’s application. On January 14, 2011, Iberdrola gave the Utility notice that it was exercising its right to terminate the agreement. On January 19, 2011, the Utility requested that the CPUC permit it to withdraw its application proposing the Manzana project. The Utility is awaiting a decision on whether the CPUC will grant the Utility’s request to withdraw the application.

A.09-12-002
Request for New Generation Offers and Potential New Utility-Owned Generation
On December 16, 2010, the CPUC approved the Utility’s purchase and sale agreement with Contra Costa Generating Station LLC for the development and construction of the Oakley Generating Station, which is a 586-megawatt natural gas-fired generation facility in Oakley, California.  However, the CPUC decision provides that the Utility shall not recover its associated costs in customer rates before January 1, 2016. On July 29, 2010, the CPUC approved the Marsh Landing, Contra Costa 6 & 7, and Midway Sunset power purchase agreements.
A.09-09-021 D.10-07-045 D.10-12-050

Table 14 (continued): Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

2011 Gas Transmission and Storage (“GT&S”) Rate Case
On September 18, 2009, the Utility filed an application with the CPUC to determine the rates, terms, and conditions of the Utility’s GT&S services beginning January 1, 2011.  On August 20, 2010, the Utility and all but one of the active parties filed a joint motion seeking approval of a comprehensive settlement agreement, known as Gas Accord V.  The Gas Accord V proposes to set GT&S rates and associated revenue requirements, as well as the market structure, for the four-year period from 2011 to 2014, subject to the resolution of several issues raised by Sempra.  On December 16, 2010, the CPUC approved the Utility’s October 8, 2010, motion requesting that, regardless of when the final decision in the case is issued, revenue requirements and some other key provisions be made effective January 1, 2011.  Until a final decision is issued, rates currently reflect Gas Accord IV provisions, which maintain 2010 rate levels, plus a 2% escalator for local transmission rates and other specified project adjustments. The amended procedural schedule calls for a final decision on the Gas Accord V and the unresolved issues in March 2011.  The CPUC also added a new phase to the GT&S rate case to address the immediate actions that the CPUC and the Utility may take to ensure the integrity, safety, and reliability of the Utility’s GT&S operations during the upcoming four-year rate case cycle. Based on the current schedule, a final decision in the new safety phase is expected by April 2011.

A.09-09-013
Energy Efficiency Order Instituting Rulemaking Post-2005
This is a CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the California utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.  On December 16, 2010, the CPUC voted to award the Utility a final true-up payment of $29.1 million based on the Utility’s achievement of energy efficiency savings during the 2006-2008 energy efficiency program cycle.  Including the December payment, the CPUC has awarded the Utility a total of $104 million in incentive revenues for energy savings achieved over the 2006-2008 program cycle. An application for rehearing of this decision is pending. The CPUC also confirmed that the risk/reward incentive mechanism would apply to the 2009 program year, subject to various modifications. The CPUC requires utilities to submit applications for 2009 incentive awards by June 30, 2011, to enable the CPUC to issue a final decision by the end of 2011. Finally, the CPUC is expected to issue a final decision during the first half 2011 on revisions to the incentive mechanism for program savings realized in 2010 and beyond.

R.09-01-019 D.09-12-045
SmartGrid Order Instituting Rulemaking
This is a CPUC proceeding to consider the development of SmartGrid technologies in California and to establish procedures for SCE, PG&E and SDG&E to obtain CPUC approval for Smart Grid-related investments through general rate cases or individual applications.  On June 24, 2010, the CPUC issued a decision which requires SCE, PG&E and SDG&E to submit SmartGrid deployment plans by July 1, 2011.  The plans should present a vision, strategy, and roadmap for how the SmartGrid will enable consumers to capture the benefits of a wide range of energy technologies, products, and services while protecting consumers’ privacy.  This rulemaking proceeding will have additional phases in 2010 and 2011.

R.08-12-009 D.09-12-046 D.10-06-047
Tradable Renewable Energy Credits (“TREC”)
On January 13, 2011, the CPUC resolved two petitions for modification of its March 2010 decision, which authorized the procurement and use of tradable renewable energy credits (TRECs) for compliance with the California renewables portfolio standard (RPS) program. The decision extended the expiration dates of the temporary limit on the use of TRECs for RPS compliance and the temporary TREC price cap to December 31, 2013. The TREC decision is only applicable to the 20% target associated with the California RPS program, and does not apply to the ARB’s 33% Renewable Energy Standard (RES).
R.06-02-012 D.10-03-021 D.11-01-025

For more information about these regulatory cases and the pending investigations by the CPUC and the National Transportation Safety Board, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 15: PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2010	2009	2008
Operating Revenues
Electric	$10,645	$10,257	$10,738
Natural gas	3,196	3,142	3,890
Total operating revenues	13,841	13,399	14,628
Operating Expenses
Cost of electricity	3,898	3,711	4,425
Cost of natural gas	1,291	1,291	2,090
Operating and maintenance	4,439	4,346	4,201
Depreciation, amortization, and decommissioning	1,905	1,752	1,651
Total operating expenses	11,533	11,100	12,367
Operating Income	2,308	2,299	2,261
Interest income	9	33	94
Interest expense	(684)	(705)	(728)
Other income (expense), net	27	67	(4)
Income Before Income Taxes	1,660	1,694	1,623
Income tax provision	547	460	425
Income From Continuing Operations	1,113	1,234	1,198
Discontinued Operations
NEGT income tax benefit	-	-	154
Net Income	1,113	1,234	1,352
Preferred stock dividend requirement of subsidiary	14	14	14
Income Available for Common Shareholders	$1,099	$1,220	$1,338
Weighted Average Common Shares Outstanding, Basic	382	368	357
Weighted Average Common Shares Outstanding, Diluted	392	386	358
Earnings Per Common Share from Continuing Operations, Basic	$2.86	$3.25	$3.23
Net Earnings Per Common Share, Basic	$2.86	$3.25	$3.64
Earnings Per Common Share from Continuing Operations, Diluted	$2.82	$3.20	$3.22
Net Earnings Per Common Share, Diluted	$2.82	$3.20	$3.63
Dividends Declared Per Common Share	$1.82	$1.68	$1.56

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 16: PG&E Corporation
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$291	$527
Restricted cash ($38 and $39 related to energy recovery bonds atDecember 31, 2010 and 2009, respectively)	563	633
Accounts receivable
Customers (net of allowance for doubtful accounts of $81 and $68 at December 31, 2010 and 2009, respectively)	944	859
Accrued unbilled revenue	649	671
Regulatory balancing accounts	1,105	1,109
Other	794	750
Regulatory assets	599	427
Inventories
Gas stored underground and fuel oil	152	114
Materials and supplies	205	200
Income taxes receivable	47	127
Other	193	240
Total current assets	5,542	5,657
Property, Plant, and Equipment
Electric	33,508	30,481
Gas	11,382	10,697
Construction work in progress	1,384	1,888
Other	15	14
Total property, plant, and equipment	46,289	43,080
Accumulated depreciation	(14,840)	(14,188)
Net property, plant, and equipment	31,449	28,892
Other Noncurrent Assets
Regulatory assets ($735 and $1,124 related to energy recovery bonds at December 31, 2010 and 2009, respectively)	5,846	5,522
Nuclear decommissioning trusts	2,009	1,899
Income taxes receivable	565	596
Other	614	379
Total other noncurrent assets	9,034	8,396
TOTAL ASSETS	$46,025	$42,945

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 16 (continued): PG&E Corporation
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2010	2009
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$853	$833
Long-term debt, classified as current	809	342
Energy recovery bonds, classified as current	404	386
Accounts payable
Trade creditors	1,129	984
Disputed claims and customer refunds	745	773
Regulatory balancing accounts	256	281
Other	379	349
Interest payable	862	818
Income taxes payable	77	214
Deferred income taxes	113	332
Other	1,558	1,501
Total current liabilities	7,185	6,813
Noncurrent Liabilities
Long-term debt	10,906	10,381
Energy recovery bonds	423	827
Regulatory liabilities	4,525	4,125
Pension and other postretirement benefits	2,234	1,773
Asset retirement obligations	1,586	1,593
Deferred income taxes	5,547	4,732
Other	2,085	2,116
Total noncurrent liabilities	27,306	25,547
Commitments and Contingencies (Note 16)
Equity
Shareholders’ Equity
Preferred stock	-	-
Common stock, no par value, authorized 800,000,000 shares, 395,227,205 shares outstanding at December 31, 2010 and 371,272,457 shares outstanding at December 31, 2009	6,878	6,280
Reinvested earnings	4,606	4,213
Accumulated other comprehensive loss	(202)	(160)
Total shareholders’ equity	11,282	10,333
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	11,534	10,585
TOTAL LIABILITIES AND EQUITY	$46,025	$42,945

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 17: PG&E Corporation
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2010	2009	2008
Cash Flows From Operating Activities
Net income	$1,113	$1,234	$1,352
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	2,151	1,947	1,863
Allowance for equity funds used during construction	(110)	(94)	(70)
Deferred income taxes and tax credits, net	756	809	590
Other	47	(26)	(6)
Effect of changes in operating assets and liabilities:
Accounts receivable	(44)	156	(87)
Inventories	(43)	109	(59)
Accounts payable	48	(40)	(140)
Disputed claims and customer refunds	-	(700)	-
Income taxes receivable/payable	(78)	171	(59)
Other current assets	(9)	122	(185)
Other current liabilities	120	172	90
Regulatory assets, liabilities, and balancing accounts, net	(394)	(516)	(374)
Other changes in noncurrent assets and liabilities	(351)	(305)	(152)
Net cash provided by operating activities	3,206	3,039	2,763
Cash Flows from Investing Activities
Capital expenditures	(3,802)	(3,958)	(3,628)
Decrease in restricted cash	66	666	36
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,405	1,351	1,635
Purchases of nuclear decommissioning trust investments	(1,456)	(1,414)	(1,684)
Other	(70)	19	(11)
Net cash used in investing activities	(3,857)	(3,336)	(3,652)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	490	300	533
Repayments under revolving credit facilities	(490)	(300)	(783)
Net issuances of commercial paper, net of discount of $3 in 2010 and 2009, and $11 in 2008	267	43	6
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2010 and 2009	249	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $23 in 2010, $29 in 2009, and $19 in 2008	1,327	1,730	2,185
Short-term debt matured	(500)	-	-
Long-term debt matured or repurchased	(95)	(909)	(454)
Energy recovery bonds matured	(386)	(370)	(354)
Common stock issued	303	219	225
Common stock dividends paid	(662)	(590)	(546)
Other	(88)	(17)	(49)
Net cash provided by financing activities	415	605	763
Net change in cash and cash equivalents	(236)	308	(126)
Cash and cash equivalents at January 1	527	219	345
Cash and cash equivalents at December 31	$291	$527	$219
Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(627)	$(612)	$(523)
Income taxes, net	(135)	359	112
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$183	$157	$143
Capital expenditures financed through accounts payable	364	273	348
Noncash common stock issuances	265	50	22

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 18: PG&E Corporation
Consolidated Statements of Shareholders’ Equity
(in millions, except share amounts)

	Common Stock Shares	Common Stock Amount	Common Stock Held by Subsidiary	Reinvested Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity	Noncontrolling Interest – Preferred Stock of Subsidiary	Total Equity	Comprehensive Income
Balance at December 31, 2007	379,646,276	$6,110	$(718)	$3,151	$10	$8,553	$252	$8,805
Income available for common shareholders	-	-	-	1,338	-	1,338	-	1,338	$1,338
Employee benefit plan adjustment (net of income tax benefit of $156)	-	-	-	-	(231)	(231)	-	(231)	(231)
Comprehensive income									$1,107
Common stock issued, net	7,365,909	247	-	-	-	247	-	247
Common stock cancelled	(24,665,500)	(403)	718	(315)	-	-	-	-
Stock-based compensation amortization	-	24	-	-	-	24	-	24
Common stock dividends declared and paid	-	-	-	(417)	-	(417)	-	(417)
Common stock dividends declared but not yet paid	-	-	-	(143)	-	(143)	-	(143)
Tax benefit from employee stock plans	-	6	-	-	-	6	-	6
Balance at December 31, 2008	362,346,685	5,984	-	3,614	(221)	9,377	252	9,629
Income available for common shareholders	-	-	-	1,220	-	1,220	-	1,220	$1,220
Employee benefit plan adjustment (net of income tax expense of $8 )	-	-	-	-	61	61	-	61	61
Comprehensive income									$1,281
Common stock issued, net	8,925,772	269	-	-	-	269	-	269
Stock-based compensation amortization	-	20	-	-	-	20	-	20
Common stock dividends declared and paid	-	-	-	(464)	-	(464)	-	(464)
Common stock dividends declared but not yet paid	-	-	-	(157)	-	(157)	-	(157)
Tax benefit from employee stock plans	-	7	-	-	-	7	-	7
Balance at December 31, 2009	371,272,457	6,280	-	4,213	(160)	10,333	252	10,585
Net income	-	-	-	1,113	-	1,113	-	1,113	$1,113
Employee benefit plan adjustment (net of income tax benefit of $25)	-	-	-	-	(42)	(42)	-	(42)	(42)
Comprehensive income									$1,071
Common stock issued, net	23,954,748	568	-	-	-	568	-	568
Stock-based compensation amortization	-	34	-	-	-	34	-	34
Common stock dividends declared	-	-	-	(706)	-	(706)	-	(706)
Tax benefit from employee stock plans	-	(4)	-	-	-	(4)	-	(4)
Preferred stock dividend requirement of subsidiary	-	-	-	(14)	-	(14)	-	(14)
Balance at December 31, 2010	395,227,205	$6,878	$-	$4,606	$(202)	$11,282	$252	$11,534

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 19: Pacific Gas and Electric Company
Consolidated Statements of Income
(in millions)

	Year ended December 31,
	2010	2009	2008
Operating Revenues
Electric	$10,644	$10,257	$10,738
Natural gas	3,196	3,142	3,890
Total operating revenues	13,840	13,399	14,628
Operating Expenses
Cost of electricity	3,898	3,711	4,425
Cost of natural gas	1,291	1,291	2,090
Operating and maintenance	4,432	4,343	4,197
Depreciation, amortization, and decommissioning	1,905	1,752	1,650
Total operating expenses	11,526	11,097	12,362
Operating Income	2,314	2,302	2,266
Interest income	9	33	91
Interest expense	(650)	(662)	(698)
Other income, net	22	59	28
Income Before Income Taxes	1,695	1,732	1,687
Income tax provision	574	482	488
Net Income	1,121	1,250	1,199
Preferred stock dividend requirement	14	14	14
Income Available for Common Stock	$1,107	$1,236	$1,185

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 20: Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$51	$334
Restricted cash ($38 and $39 related to energy recovery bonds at December 31, 2010 and 2009, respectively)	563	633
Accounts receivable
Customers (net of allowance for doubtful accounts of $81 at and $68 at December 31, 2010 and 2009, respectively)	944	859
Accrued unbilled revenue	649	671
Regulatory balancing accounts	1,105	1,109
Other	856	751
Regulatory assets	599	427
Inventories
Gas stored underground and fuel oil	152	114
Materials and supplies	205	200
Income taxes receivable	48	138
Other	190	235
Total current assets	5,362	5,471
Property, Plant, and Equipment
Electric	33,508	30,481
Gas	11,382	10,697
Construction work in progress	1,384	1,888
Total property, plant, and equipment	46,274	43,066
Accumulated depreciation	(14,826)	(14,175)
Net property, plant, and equipment	31,448	28,891
Other Noncurrent Assets
Regulatory assets ($735 and $1,124 related to energy recovery bonds at December 31, 2010 and 2009, respectively)	5,846	5,522
Nuclear decommissioning trusts	2,009	1,899
Income taxes receivable	614	610
Other	400	316
Total other noncurrent assets	8,869	8,347
TOTAL ASSETS	$45,679	$42,709

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 20 (continued): Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2010	2009
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$853	$833
Long-term debt, classified as current	809	95
Energy recovery bonds, classified as current	404	386
Accounts payable
Trade creditors	1,129	984
Disputed claims and customer refunds	745	773
Regulatory balancing accounts	256	281
Other	390	363
Interest payable	857	813
Income taxes payable	116	223
Deferred income taxes	118	334
Other	1,349	1,307
Total current liabilities	7,026	6,392
Noncurrent Liabilities
Long-term debt	10,557	10,033
Energy recovery bonds	423	827
Regulatory liabilities	4,525	4,125
Pension and other postretirement benefits	2,174	1,717
Asset retirement obligations	1,586	1,593
Deferred income taxes	5,659	4,764
Other	2,008	2,073
Total noncurrent liabilities	26,932	25,132
Commitments and Contingencies (Note 15)
Shareholders’ Equity
Preferred stock	258	258
Common stock, $5 par value, authorized 800,000,000 shares, 264,374,809 shares outstanding at December 31, 2010 and 2009	1,322	1,322
Additional paid-in capital	3,241	3,055
Reinvested earnings	7,095	6,704
Accumulated other comprehensive loss	(195)	(154)
Total shareholders’ equity	11,721	11,185
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,679	$42,709

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 21: Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2010	2009	2008
Cash Flows From Operating Activities
Net income	$1,121	$1,250	$1,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	2,116	1,927	1,838
Allowance for equity funds used during construction	(110)	(94)	(70)
Deferred income taxes and tax credits, net	762	787	593
Other	46	(27)	(6)
Effect of changes in operating assets and liabilities:
Accounts receivable	(105)	157	(83)
Inventories	(43)	109	(59)
Accounts payable	109	(33)	(137)
Disputed claims and customer refunds	-	(700)	-
Income taxes receivable/payable	(58)	21	43
Other current assets	(7)	122	(187)
Other current liabilities	130	183	60
Regulatory assets, liabilities, and balancing accounts, net	(394)	(516)	(374)
Other changes in noncurrent assets and liabilities	(331)	(282)	(51)
Net cash provided by operating activities	3,236	2,904	2,766
Cash Flows from Investing Activities
Capital expenditures	(3,802)	(3,958)	(3,628)
Decrease in restricted cash	66	666	36
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,405	1,351	1,635
Purchases of nuclear decommissioning trust investments	(1,456)	(1,414)	(1,684)
Other	19	11	1
Net cash used in investing activities	(3,768)	(3,344)	(3,640)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	400	300	533
Repayments under revolving credit facilities	(400)	(300)	(783)
Net issuances of commercial paper, net of discount of $3 in 2010 and 2009, and $11 in 2008	267	43	6
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2010 and 2009	249	499	-
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $23 in 2010, $25 in 2009, and $19 in 2008	1,327	1,384	2,185
Short-term debt matured	(500)	-	-
Long-term debt matured or repurchased	(95)	(909)	(454)
Energy recovery bonds matured	(386)	(370)	(354)
Preferred stock dividends paid	(14)	(14)	(14)
Common stock dividends paid	(716)	(624)	(568)
Equity contribution	190	718	270
Other	(73)	(5)	(36)
Net cash provided by financing activities	249	722	785
Net change in cash and cash equivalents	(283)	282	(89)
Cash and cash equivalents at January 1	334	52	141
Cash and cash equivalents at December 31	$51	$334	$52
Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(595)	$(578)	$(496)
Income taxes, net	(171)	170	95
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$364	$273	$348

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.

Table 22: Pacific Gas and Electric Company
Consolidated Statements of Shareholders’ Equity
 (in millions)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Common Stock Held by Subsidiary	Reinvested Earnings	Accumulated Other Comprehensive Income (Loss)	Total Share- holders’ Equity	Comprehensive Income
Balance at December 31, 2007	$258	$1,415	$2,220	$(475)	$5,694	$13	$9,125
Net income	-	-	-	-	1,199	-	1,199	$1,199
Employee benefit plan adjustment (net of income tax expense of $159)	-	-	-	-	-	(229)	(229)	(229)
Comprehensive income								$970
Equity contribution	-	4	266	-	-	-	270
Tax benefit from employee stock plans	-	-	4	-	-	-	4
Common stock dividend	-	-	-	-	(568)	-	(568)
Common stock cancelled	-	(97)	(159)	475	(219)	-	-
Preferred stock dividend	-	-	-	-	(14)	-	(14)
Balance at December 31, 2008	258	1,322	2,331	-	6,092	(216)	9,787
Net income	-	-	-	-	1,250	-	1,250	$1,250
Employee benefit plan adjustment (net of income tax expense of $10)	-	-	-	-	-	62	62	62
Comprehensive income								$1,312
Equity contribution	-	-	718	-	-	-	718
Tax benefit from employee stock plans	-	-	6	-	-	-	6
Common stock dividend	-	-	-	-	(624)	-	(624)
Preferred stock dividend	-	-	-	-	(14)	-	(14)
Balance at December 31, 2009	258	1,322	3,055	-	6,704	(154)	11,185
Net income	-	-	-	-	1,121	-	1,121	$1,121
Employee benefit plan adjustment (net of income tax expense of $25)	-	-	-	-	-	(41)	(41)	(41)
Comprehensive income								$1,080
Equity contribution	-	-	190	-	-	-	190
Tax benefit from employee stock plans	-	-	(4)	-	-	-	(4)
Common stock dividend	-	-	-	-	(716)	-	(716)
Preferred stock dividend	-	-	-	-	(14)	-	(14)
Balance at December 31, 2010	$258	$1,322	$3,241	$-	$7,095	$(195)	$11,721

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2010.